As filed with the Securities and Exchange Commission on September 29, 2000
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                CORECOMM LIMITED
             (Exact name of registrant as specified in its charter)

     DELAWARE                           4812                     23-3032245
(State or other jurisdiction       (Primary Standard            (IRS Employer
of incorporation or             Industrial Classification    Identification No.)
organization)                        Code Number)

                    -----------------------------------------

                        110 East 59th Street, 26th Floor
                            New York, New York 10022
                                 (212) 906-8440

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     CoreComm Limited 1998 Stock Option Plan
                     CoreComm Limited 1999 Stock Option Plan
                     CoreComm Limited 2000 Stock Option Plan
                 CoreComm Limited 2000 Special Stock Option Plan
               CoreComm Limited 2000 Special ATX Stock Option Plan
             CoreComm Limited 2000 Special Voyager Stock Option Plan

                              (Full title of plans)

                               Richard J. Lubasch
              Senior Vice President, General Counsel and Secretary
                                CoreComm Limited
                        110 East 59th Street, 26th Floor
                            New York, New York 10022
                     (Name and address of agent for service)

                                 (212) 906-8440
          (Telephone number, including area code, of agent for service)
                              --------------------
                                    COPY TO:
                           Kenneth M. Schneider, Esq.
                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                             New York, NY 10019-6064
                                 (212) 373-3000

                         CALCULATION OF REGISTRATION FEE

===================================== ===================== ===================== ==================== ========================
                                                              Proposed Maximum     Proposed Maximum
              Title of                    Amount to be         Offering Price     Aggregate Offering          Amount of
    Securities to be Registered            Registered            Per Share               Price            Registration Fee
------------------------------------- --------------------- --------------------- -------------------- ------------------------
Common Stock, par value
$0.01 per share (including the        37,705,000 shares (1)     $8.5625 (2)         $322,849,062.50          $85,232.15
associated rights to purchase
Series C Junior Participating
Preferred Stock, par value $0.01
per share)
------------------------------------- --------------------- --------------------- -------------------- ------------------------

(1) Represents 13,500,000 shares and rights reserved for issuance under the CoreComm Limited 1998 Stock Option Plan, 5,625,000 shares and rights reserved for issuance under the CoreComm Limited 1999 Stock Option Plan, 8,000,000 shares and rights reserved for issuance under the CoreComm Limited 2000 Stock Option Plan, 2,880,000 shares and rights reserved for issuance under the CoreComm Limited 2000 Special Stock Option Plan, a maximum of 4,500,000 shares and rights reserved for issuance under the CoreComm Limited 2000 Special ATX Stock Option Plan and a maximum of 3,200,000 shares and rights reserved for issuance under the CoreComm Limited 2000 Special Voyager Stock Option Plan.
(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and 457(h) of the Securities Act of 1933 and based on the average of the high and low prices of CoreComm Limited's common shares, par value $0.01 per share, reported on the Nasdaq National Market on September 26, 2000.

                                EXPLANATORY NOTE

                  The Section 10(a) prospectus being delivered by CoreComm Limited (the "Company") to participants in each of (i) the CoreComm Limited 1998 Stock Option Plan, (ii) the CoreComm Limited 1999 Stock Option Plan, (iii) the CoreComm Limited 2000 Stock Option Plan, (iv) the CoreComm Limited 2000 Special Stock Option Plan, (v) the CoreComm Limited 2000 Special ATX Stock Option Plan and (vi) the CoreComm Limited 2000 Special Voyager Stock Option Plan (collectively, the "Plans"), as required by Rule 428 under the Securities Act of 1933 has been prepared in accordance with the requirements of Form S-8 under the Securities Act and relates to shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), and the associated rights (the "Rights") to purchase Series C Junior Participating Preferred Stock of the Company, par value $0.01 per share, reserved for issuance pursuant to the Plans. The information related to each Plan required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company will provide to participants in the Plans a written statement advising them of the availability, without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                     PART I

                             INFORMATION REQUIRED IN
                          THE SECTION 10(A) PROSPECTUS

ITEM 1.           PLAN INFORMATION

                  Not required to be filed in the Registration Statement.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

                  Not required to be filed in the Registration Statement.


                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

                  1. The Company's Proxy Statement and Prospectus, dated August 21, 2000 and supplemented on September 12, 2000, relating to the Company's Registration Statement on Form S-4 (Registration No. 333-44028) (the "Form S-4 Registration Statement"), which was declared effective on August 21, 2000; and

                  2. The Company's Registration Statement on Form 8-A, dated September 29, 2000, filed pursuant to section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), which contains a description of the Common Stock and the Rights.

                  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities registered pursuant to this Registration Statement have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, although in the case of proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the court determines otherwise). The Company's Certificate of Incorporation and Bylaws require it to indemnify its officers and directors to the full extent permitted by Delaware law.

                  Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (i) breaches of the duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (iii) unlawful payments of dividends, stock purchases or redemptions, or (iv) transactions from which a director derives an improper personal benefit. The Company's Certificate of Incorporation contains provisions limiting the liability of the directors to the Company and to its stockholders to the full extent permitted by Delaware law.

                  Section 145 of the Delaware General Corporation Law authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such. The Company's Certificate of Incorporation and Bylaws provide that the Company may, to the full extent permitted by law, purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against any liability that may be asserted against him or her, and the Company currently maintains such insurance. The Company will obtain liability insurance covering its directors and officers for claims asserted against them or incurred by them in such capacity, including claims brought under the Securities Act.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.

ITEM 8.           EXHIBITS

                  The Exhibit Index is hereby incorporated by reference.

ITEM 9.           UNDERTAKINGS

                  (a) The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                           section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                           Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
         (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 29, 2000.


                              CORECOMM LIMITED


                              By:  /s/ Richard J. Lubasch
                                   --------------------------------------------
                                   Richard J. Lubasch
                                   Senior Vice President, General Counsel and
                                   Secretary


                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George S. Blumenthal and Richard J. Lubasch such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         SIGNATURE                      TITLE                         DATE
         ---------                      -----                         ----

/s/ George S. Blumenthal           Chairman Of the Board of   September 29, 2000
-----------------------------      Directors
    George S. Blumenthal

         SIGNATURE                      TITLE                         DATE
         ---------                      -----                         ----

/s/ Barclay Knapp                  President, Chief Executive September 29, 2000
-----------------------------      Officer, Chief Financial
    Barclay Knapp                  Officer and Director
                                   (Principal Executive and
                                   Financial Officer)


/s/ Gregg N. Gorelick              Vice President -           September 29, 2000
-----------------------------      Controller and
    Gregg N. Gorelick              Treasurer


/s/ Alan J. Patricof               Director                   September 29, 2000
-----------------------------
    Alan J. Patricof


/s/ Warren Potash                  Director                   September 29, 2000
-----------------------------
    Warren Potash


/s/ Ted H. McCourtney              Director                   September 29, 2000
-----------------------------
    Ted H. McCourtney


/s/ Del Mintz                      Director                   September 29, 2000
-----------------------------
    Del Mintz

                                  Exhibit Index

Exhibit           Description
-------           -----------

4.1 Specimen common stock certificate (Incorporated by reference to Exhibit 4.1 to the Form S-4 Registration Statement)

4.2 Rights Agreement between The Company and Continental Stock Transfer and Trust Company, dated as of September 29, 2000, including a form of Rights Certificate (Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form 8-A, dated September 29, 2000).

4.3 Form of Restated Certificate of Incorporation of the Company (to be effective immediately upon the consummation of the offering described in the Form S-4 Registration Statement) (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A, dated September 29, 2000).

4.4 Form of Restated Bylaws of the Company (to be effective immediately upon the consummation of the offering described in the Form S-4 Registration Statement) (Incorporated by reference to Exhibit 3.4 to the Form S-4 Registration Statement)

5.1 Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Company, regarding the legality of the common stock being registered.

23.1 Consent of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Company (contained in Exhibit 5.1)

23.2              Consent of Ernst & Young LLP.

23.3              Consent of Ernst & Young LLP.

23.4              Consent of Ernst & Young LLP.

23.5              Consent of KPMG LLP.

23.6              Consent of Deloitte & Touche LLP.

23.7              Consent of PricewaterhouseCoopers LLP.

23.8              Consent BDO Seidman, LLP

23.9              Consent of Klehr, Harrison, Harvey, Branzburg & Ellers LLP.

23.10             Consent of Goodwin, Proctor & Hoar LLP.

24.1              Powers of Attorney (included on signature page).